EXHIBIT 10.1

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (the "Agreement") is entered into as of November 26, 2002, among Phone1, Inc. (the "Borrower"), a Florida corporation, Phone1Globalwide, Inc. ("Global") a Delaware corporation, Globaltron Communications Corporation ("GCC" and together with Global, "Guarantors") a Delaware corporation and GNB Bank Panama S.A. (the "Lender"), a bank organized under the laws of the Republic of Panama.

                                 R E C I T A L S

         WHEREAS, subject to and upon the terms and conditions herein set forth, the Lender is willing to make available to the Borrower certain loaned money as provided for herein;

         WHEREAS, as an inducement to the Lender, (i) the Guarantors wish to guaranty Borrower's obligations hereunder, including but not limited to the repayment of the Loan and its interest and (ii) Borrower and Guarantors wish to give Lender a security interest in all of their assets pursuant to the terms of the Security Agreement (the "Security Agreement") attached hereto as Exhibit A.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions.
             ------------

         (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

         "Agreement" means this Loan Agreement, the Exhibits and any other documents or instruments delivered in accordance herewith, as the same may be amended from time to time in accordance with the terms hereof.

         "Borrower" has the meaning ascribed to it in the forepart of this Agreement.

         "Business Day" means any day other than a Saturday, Sunday or any day on which State and Federal banking institutions in the State of New York are authorized or obligated by law or executive order to close.

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


         "Event of Default" has the meaning ascribed to it in Article III.

         "Exchange Act" shall mean the Securities Exchange Act of 1934 or any successor statute thereof.

         "Global SEC Reports" shall have the meaning set forth in Section 4.5.

         "Guarantors" has the meaning ascribed to it in the forepart of this Agreement.

         "Guaranteed Obligations" shall have the meaning set forth in Section
7.1.

         "Indebtedness" shall mean as to any Person (i) all indebtedness (including principal, interest, fees and charges) of such Person (x) evidenced by any notes, bonds, debentures or similar instruments made or issued by such Person, (y) for borrowed money or (z) for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person, (iii) all liabilities secured by any lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person (provided, however, if such liability is non-recourse to such Person, the amount of the Indebtedness attributed thereto shall not exceed the greater of the fair market value of such property or the book value of such property), (iv) the aggregate amount required to be capitalized in accordance with GAAP under leases under which such Person is the lessee and (v) all guarantees or other contingent obligations of such Person as to any of the foregoing.

         "Interest Rate" shall mean the Prime rate which Citibank N.A. announces from time to time as its Prime rate, the Interest Rate to change when and as such Interest rate changes. The Interest Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

         "Lender" has the meaning attributed to it in the forepart of this Agreement.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Loan" means the aggregate amount of US$5,000,000 loaned by Lender to Borrower.

         "Material Adverse Effect" shall mean (a) any material adverse effect on the condition (financial or otherwise), business, operations, assets, revenues, properties or prospects of the Borrower or the Guarantors, or (b) any material adverse effect on the ability of the Borrower or the Guarantors to perform any of their obligations under this

Agreement or under the Note dated as of this date executed among the Borrower, the Lender and the Guarantors.

         "Note" means the convertible Promissory Note due on the Repayment Date of the Borrower issued pursuant to Section 2.2, in the form attached as Exhibit 1 hereto and made a part hereto.

         "Notice of Conversion" shall mean the notice by which the Lender notifies the Borrower about its intention to exercise its conversion rights.

         "Per Share Price" shall mean $.40; provided that if Global, prior to the Repayment Date issues (i) equity at a price per share below $.40 or (ii) any type of debt or equity security convertible into equity of Global at a price per share below $.40, then the Per Share Price shall be such number below $.40; provided, further, that the Per Share Price shall also be subject to appropriate adjustment for stock splits, combinations, recapitalizations, reorganizations and similar events.

         "Person" or "Persons" shall mean any natural person, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, proprietorship, joint venture, other business organization, trust, union, association or governmental or regulatory authority.

         "Repayment Date" shall have the meaning set forth in Section 2.8.

         "SEC" shall have the meaning set forth in Section 4.5.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute thereof.

         (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Borrower.

                                   ARTICLE II
                                    THE LOAN

         2.1 The Loan.
             ---------

         Lender does hereby grant Borrower the Loan.

         2.2 Note.
             -----

         The Borrower's obligations to pay the principal of, and interest on, the Loan made by the Lender are evidenced by the Note to be duly executed and delivered by the Borrower, substantially in the form of Exhibit 1, and delivered to the Lender.

         2.3 Method, Place and date of Payment.
             ----------------------------------

         Except as otherwise specifically provided herein, all payments under this Agreement or the Note shall be made to the Lender not later than 12:00 Noon (New York time) on the Repayment Date or on the date when due, in accordance with the terms of this Agreement and shall be made in lawful money of the United States of America in New York Clearing House funds, at the principal offices of Lender at Calle 50 y Aquilino de la Guardia, Torre Banco Continental, Piso 30, Panama City, Republic of Panama or such other place as may be designated by the Lender in a written notice given to the Borrower. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day, which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

         2.4 Prepayment.
             -----------

         The Note may not be prepaid without the express written consent of the Lender.

         2.5 Interest.
             ---------

         (a) The Borrower shall pay interest in respect of the unpaid principal amount of the Loan from the date hereof until the Repayment Date (whether by acceleration or otherwise) at a rate per annum which shall be equal to the Interest Rate in effect from time to time plus 2%.

         (b) If principal or interest on the Loan is not paid when due, thereafter the Borrower shall pay interest in respect of the unpaid principal amount of the Loan at a rate per annum equal to 5% in excess of the Interest Rate but not in excess of usury laws.

         (c) Accrued (and theretofore unpaid) interest in respect of the Loan shall be payable (i) monthly in arrears commencing on December 31, 2002; or (ii) in the occurrence of an Event of Default, on demand.

         2.6 Net Payments.
             -------------

         All payments made by the Borrower hereunder or under the Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein.

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

         2.7 Compensation.
             -------------

         The Borrower shall compensate the Lender for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or re-employment of deposits or other funds required by the Lender to fund the Loan) which the Lender may sustain as a consequence of any default of the Borrower of its obligation under this Agreement or the Note, including but not limited to the repayment of the Loan.

         2.8 Repayment.
             ----------

         The Loan and the interest shall be pay in full on the Repayment Date which shall occur on the earliest of (i) October 31, 2003; (ii) the occurrence of an Event of Default or (iii) March 31,2003, if on or prior to such date, neither Borrower nor Guarantors have received a loan from any person other than Lender, for a period of 12 months in the principal amount of at least US$5,000,000.

         2.9 Conversion.
             -----------

         (a) By notice in writing to the Borrower and Global, the Lender may elect (either prior to the Repayment Date or after the Repayment Date, if the Loan and the Note have not been fully paid) to convert the Loan and the Note in whole or in part, as elected by the Lender into (i) such number of shares of common stock of Global or (ii) such number of securities of Global into which any other lender with conversion rights elects to convert its debt, equal to the principal and interest accrued thereon under the Note that the Lender elects to convert divided by the Per Share Price.

         (b) In the event that the Lender exercises its conversion right with respect to only a portion of the outstanding principal amount and/or accrued interest under the Loan and the Note, that portion of the principal amount not so converted shall continue to accrue interest and shall be repayable by the Borrower in accordance with the terms hereof and the Borrower shall issue a new promissory note to the Lender in substantially the form of the surrendered Note, in an aggregate principal amount equal to the remaining unpaid principal balance of the surrendered Note.

         2.10 Registration Rights.
              --------------------

         In the event that Lender elects to convert the Loan and the Note into shares of Global, Global will file a shelf registration statement covering the sale of the securities issued upon conversion (or the underlying common stock issued upon conversion of such preferred stock) and will use its best efforts to cause such registration statement promptly to be declared effective by the SEC (and in any event within 45 days) thereafter and to remain continuously effective until all shares held by Lender have been sold.

         2.11 Expenses.
              ---------

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

         Borrower will reimburse Lender for its reasonable legal costs relating to this Agreement and any documentation to be prepared in connection with this Agreement up to a maximum of US$50,000.

                                   ARTICLE III
                                EVENTS OF DEFAULT

         It shall be an Event of Default if any of the conditions or events described in Sections 3.1 through 3.8 ("Events of Default") shall occur and be continuing:

         3.1 Failure To Make Payments When Due.
             ----------------------------------

         The Borrower shall (i) default in the payment when due of the principal amount or the interest on the Loan or the Note or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on the Loan or the Note or any other amounts owed by Borrower hereunder or under the Note;

         3.2 Breach of Agreements.
             ---------------------

         Failure of the Borrower to perform or comply with any of its obligations contained in this Agreement or in the Security Agreement;

         3.3 Representations, etc.
             ---------------------

         Any representation, warranty, covenant or statement made by or on behalf of the Borrower and Guarantors in this Agreement, in the Note, in the Security Agreement or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;

         3.4 Involuntary Bankruptcy. Appointment of Receiver, Etc.
             -----------------------------------------------------

         (i) A court shall enter a decree or order for relief in respect of the Borrower or any of the Guarantors in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted and remain unstayed under any applicable federal or state law; or (ii) an involuntary case is commenced against the Borrower or any of the Guarantors under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower, any of the Guarantors or over all or a substantial part of any of their respective assets and properties, shall have been entered; or an interim receiver, trustee or other custodian of the Borrower, any of the Guarantors for all or a substantial part of their respective assets and properties is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the assets and properties of the Borrower or any of the Guarantors and the continuance of any such events in this clause (ii) for thirty (30) days unless dismissed, bonded, stayed, vacated or discharged; or

         3.5 Voluntary Bankruptcy; Appointment of Receiver, Etc.
             ---------------------------------------------------

         The Borrower or any of the Guarantors shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or making possession by a receiver, trustee or other custodian for all or a possession by a receiver, trustee or other custodian for all or a substantial part of its assets and properties; the making by the Borrower or any of the Guarantors of any assignment for the benefit of creditors; the admission by the Borrower or any of the Guarantors in writing of their inability to pay their debts as such debts become due; or the board of directors of the Borrower or any of the Guarantors, when applicable, (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

         3.6 Default Under Other Agreements.
             -------------------------------

         If either the Borrower, GCC, Global or any of its subsidiaries shall
(i) default in any prepayment of all or any portion of any Indebtedness other than the Note or (ii) default in the observance or performance of any agreement, covenant or condition relating to any Indebtedness other than the Note, or contained in any instrument or agreement evidencing, securing or relating thereto and, in the case of clauses (i) and (ii), and such default shall continue without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in the agreement or instrument relating thereto.

         3.7 Judgments or Liens.
             -------------------

         One or more judgments or decrees shall be entered against the Borrower, GCC, Global or any of its subsidiaries involving in the aggregate for them a liability of the equivalent of US$500,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bounded pending appeal within 30 days after the entry thereof or a Lien is imposed on the assets or properties of the Borrower in an amount of in excess, together with other Liens, of US$500,000 exclusive of Liens to equipment vendors in the ordinary course of business.

         3.8 Change in Condition.
             --------------------

         Any material adverse change in the condition (financial or otherwise), operations, assets, liabilities or prospects of the Borrower or any of its subsidiaries.

         3.9 Remedies.
             ---------

         Upon the occurrence of any Event of Default described in this Article III, the unpaid principal amount of and accrued interest on the Loan shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and the obligations of the Lender hereunder shall thereupon terminate.


                                   ARTICLE IV
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         In order to induce the Lender to enter into this Agreement and to make the Loan, the Borrower and the Guarantors, when applicable, make the following representations, warranties and agreements as of the date hereof, jointly and severally, which shall survive the execution and delivery of this Agreement and the Note and the making of the Loan:

         4.1 Legal Status.
             -------------

         The Borrower, GCC, Global and each of its subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority and possesses all franchises, permits, authorizations and approvals necessary to carry on their business as now being conducted and to own its property and assets, and (iii) has good and marketable title to their respective assets free and clear of any Lien, except for Liens that do not cause a Material Adverse Effect in the condition of the Borrower, GCC, Global and its subsidiaries and except as set forth in the Global SEC Reports (as defined in Section 4.5 below). The Borrower, GCC, Global and each of its subsidiaries are in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification.

         4.2 Subsidiaries.
             -------------

         The only subsidiaries of Global are set forth in the Global SEC Reports. The Borrower and GCC do not have any subsidiaries.

         4.3 Power and Authority.
             --------------------

         (i) The Borrower and each of the Guarantors have the power and authority to execute, deliver and perform the terms and provisions of this Agreement and the Note and have taken, as the case may be, all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement; (ii) the Borrower and each of the Guarantors have duly executed and delivered this Agreement and the Note which constitutes their legal, valid and binding obligation enforceable in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or limiting creditors' rights generally or by general equity principles.

         4.4 No Violation.
             -------------

         Neither the execution, delivery or performance by the Borrower and each of the Guarantors of this Agreement, nor the compliance by them with the terms and provisions thereof, nor the use of the proceeds of the Loan (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality binding on the Borrower or any of its subsidiaries, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of the terms of any indenture, mortgage, deed or trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower or any of its subsidiaries is a party or by which its respective properties or assets is bound or to which it may be subject.

         4.5 Global SEC Reports, Financial Statements.
             -----------------------------------------

         Global has filed all reports required to be filed by it with the United States Securities and Exchange Commission ("SEC") since its incorporation (collectively, the "Global SEC Reports"). As of the respective dates they became effective, the Global SEC Reports filed pursuant to the Securities Act, and as of the respective dates of filing of the last applicable amendment thereto the Global SEC Reports which were filed pursuant to the Exchange Act, did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Borrower and those of Guarantors included in the Global SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted in those reports) and fairly present the consolidated financial position of Borrower and the Guarantors and its consolidated subsidiaries as at the dates thereof and the consolidated results of operations and cash flows for the periods then ended, except that in the case of the unaudited consolidated financial statement included in any form 10-Q, the presentation and disclosure conform with the applicable rules of the Exchange Act and are subject to year-end adjustments.

         4.6 Litigation.
             -----------

         Except as set forth in the Global SEC Reports or as set forth in
Schedule 4.6 attached hereto, there is no claim, counterclaim, action, suit, order, proceeding or investigation pending or, to the knowledge of the Borrower and each of the Guarantors, threatened against or affecting any of them with respect to or affecting the Borrower, GCC, Global or any of its subsidiaries, or their assets, properties or rights, or relating to the transactions contemplated hereby, before any court, agency, regulatory, administrative or other governmental body or officer of before any arbitrator.

         4.7 Undisclosed Liabilities.
             ------------------------

         Except as set forth in the Global SEC Reports, the Borrower, GCC, Global and its subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent, un-asserted or otherwise), including any liabilities or obligations the Borrower, GCC, Global and its subsidiaries may incur for product liability, misrepresentation, fraud or comparable claims arising out of the conduct of the business of the Borrower, GCC, Global and its subsidiaries prior to the date hereof, except as set forth on the Global SEC Reports.

         4.8 True and Complete Disclosure.
             -----------------------------

         All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower and each of the Guarantors in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated herein or in the Note is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower and each of the Guarantors in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact or circumstances which has, or is reasonably likely to have, a Material Adverse Effect on the Borrower or any of the Guarantors or taken as a whole which has not been disclosed herein or in such other documents, certified and statements furnished to the Lender for use in connection with the transactions contemplated hereby.

         4.9 Tax Returns and Payments.
             -------------------------

         Except as provided in Schedule 4.9, the Borrower and the Guarantors have filed all tax returns required to be filed by them and have paid all taxes payable by them which have become due pursuant to such tax returns and all other taxes and assessments payable by them which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established.

         4.10 Capitalization.
              ---------------

         (a) As of the date hereof, the authorized capital stock of the Borrower consists of 1,000 shares of common stock, US$.001 par value per share, of which all are issued and outstanding. All the outstanding shares have been duly and validly issued, are fully paid and non-assessable.

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

         (b) As of the date hereof, the authorized capital stock of the Global consists of 200,000,000 shares of common stock, US$.001 par value per share, of which 41,078,702 shares are issued and outstanding and 10,000,000 shares of preferred stock, US$.001 par value per share, of which 9,000,000 shares are issued and outstanding. All the outstanding shares have been duly and validly issued, are fully paid and non-assessable.

         (c) As of the date hereof, the authorized capital stock of the GCC consists of 50,000,000 shares of common stock, US$.001 par value per share, of which 15,700,000 shares are issued and outstanding. All the outstanding shares have been duly and validly issued, are fully paid and non-assessable.

         4.11 Compliance with Laws, etc.
              --------------------------

         The Borrower, GCC, Global and all of its subsidiaries are in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

         4.12 Labor Relations.
              ----------------

         To the Borrower's and the Guarantors' knowledge there is (i) no significant unfair labor practice complaint pending or threatened against either the Borrower, GCC, Global or any of its subsidiaries, or before any governmental body or agency and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its subsidiaries, threatened against the Borrower, GCC, Global or any of its subsidiaries or, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower, GCC, Global or any of its subsidiaries or, threatened against the Borrower, GCC, Global or any of its subsidiaries, (iii), no union representation question existing with respect to the employees of the Borrower, GCC, Global or any of its subsidiaries.

         4.13 Properties.
              -----------

         Except as set forth in the Global SEC Reports, the Borrower and each of the Guarantors have good and marketable title, without regard to defects of title, which do not have a Material Adverse Effect, to all properties owned by them, free and clear of all Liens. With respect to any lease or rental agreement to which the Borrower or any of the Guarantors are a party, (i) such lease or rental agreement is in full force and effect, (ii) the Borrower and/or the Guarantors have complied in all material respects with all of the terms of such lease or rental agreement.

         4.14 Assets other than Real Property.
              --------------------------------

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

         The Borrower, GCC, Global and its subsidiaries have good title to all tangible assets owned by them, free and clear of all Liens that individually or in the aggregate would not have a Material Adverse Effect on the Borrower, GCC, Global or its subsidiaries. The Borrower, GCC, Global and its subsidiaries own, or lease all the intangible personal property currently used in the conduct of its business as presently conducted. All the intangible personal property owned by the Borrower, GCC, Global or its subsidiaries is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and all personal property leased by the Borrower or the Guarantors is in all material respects in the condition required of such property by the terms of the lease applicable thereto.

         4.15 Patents, Licenses, Franchises and Formulas.
              -------------------------------------------

         The Borrower and the Guarantors own all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and have obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of their business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect on the Borrower or the Guarantors.

         4.16 Intellectual Property.
              ----------------------

         (a) The Borrower and the Guarantors own and possess all right, title and interest in and to, or have a valid license to use, all of the Proprietary Rights (as defined below) used in the operation of their business as presently conducted and none of such Proprietary Rights have been abandoned;

         (b) neither the Borrower nor the Guarantors has received any notice of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights; and

         (c) neither the Borrower nor the Guarantors or any of Global's subsidiaries has infringed, misappropriated or otherwise violated any material Proprietary Rights of any third parties, and neither the Borrower nor the Guarantors has knowledge of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Borrower and the Guarantors as presently operated.

         As used herein, the term "Proprietary Rights" means all proprietary information of the Borrower and/or Guarantors, including all patents, patent applications, patents rights and inventions, trademarks, service marks, trade names, copyrights and trade secrets.

         4.17 Insurance.
              ----------

         The Borrower, GCC, Global and its subsidiaries presently maintain and have maintained in effect since their formation all the insurance policies required by applicable law or reasonably appropriate in connection with the operation of its business as presently conducted.

         4.18 No Misrepresentation.
              ---------------------

         The representations and warranties contained in this Article IV and any Schedules of Exceptions attached hereto, do not contain any untrue statement or a material fact or omit to state any material fact necessary in order to make the statements and information in this Section 4 and Schedules of Exceptions not misleading.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         The Borrower and the Guarantors covenant and agree that on and after the date hereof and until the Note, together with all accrued interest, fees and all other obligations incurred hereunder and thereunder, are paid in full:

         5.1 Information Covenants.
             ----------------------

         The Borrower and the Guarantors will furnish or cause to be furnished to the Lender:

         (a) Promptly, copies of all financial information, proxy materials and material filings, reports and information which either of the Borrower and the Guarantors shall file or be required to file with any agency, regulatory authority or instrumentality of the Government.

         (b) Other Information. From time to time, such other information or documents (financial or otherwise) as any Lender may reasonably request.

         5.2 Books, Records and Inspections.
             -------------------------------

         The Borrower, GCC, Global and each of its subsidiaries will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles in the United States consistently applied in the jurisdiction of each corporation and all requirements of applicable law shall be made of all dealings and transactions in relation to its business and activities.

         5.3 Maintenance of Property, Insurance.
             -----------------------------------

         The Borrower, GCC, Global and each of its subsidiaries will (i) keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are customary and in accordance with industry standards for the business in which it is engaged.

         5.4 Corporate Franchises.
             ---------------------

         The Borrower, GCC, Global and each of its subsidiaries will do or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and other intellectual property.

         5.5 Compliance with Statutes, etc.
             ------------------------------

         The Borrower, GCC, Global and each of its subsidiaries will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their respective business and the ownership of their respective property, except where the failure to so comply would not have a Material Adverse Effect on the Borrower, GCC, Global or any of its subsidiaries. Global will timely comply with the filing of all the Global SEC Reports.

         5.6 Performance of Obligations.
             ---------------------------

         The Borrower, GCC, Global and each of its subsidiaries will: (i) perform all of its obligations under (a) this Agreement, (b) the Security Agreement, and (c) the terms of each other mortgage, indenture, security agreement, and other debt instrument by which it is bound, except where the failure to so perform would not have a Material Adverse Effect on the Borrower, GCC, Global or any of its subsidiaries.

         5.7 Taxes.
             ------

         The Borrower, GCC, Global and each of its subsidiaries will pay and discharge or cause to be paid and discharged all applicable federal, state, local and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed or upon any part thereof, when due, as well as all lawful claims for labor, materials and supplies which, if unpaid might by law become a lien upon such property.

         5.8 Compliance.
             -----------

         The Borrower, GCC, Global and each of its subsidiaries will maintain all material authorizations, qualifications, licenses and permits necessary for the operation of their respective business and the ownership of their respective property.

         5.9 Shares.
             -------

         Global shall maintain sufficient number of authorized shares of its Series A Preferred Stock and common stock for issuance in the event that Lender converts the Loan into Series A Preferred Stock of Global and then desires to convert such Series A Preferred Stock into common stock of Global.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         The Borrower and the Guarantors, when applicable, covenant and agree that on and after the date hereof and until the Loan and the Note, together with interest, fees and all other obligations incurred hereunder and thereunder, are paid in full:

         6.1 Liens.
             ------

         The Borrower, GCC, Global and each of its subsidiaries will not, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of each of them, whether now owned or hereafter acquired, without the prior consent of Lender.

         6.2 Consolidation, Merger, Sale of Assets, etc.
             -------------------------------------------

         The Borrower, GCC, Global and each of its subsidiaries will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing, at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person.

         6.3 Dividends and Redemptions.
             --------------------------

         (a) The Borrower, GCC, Global and each of its subsidiaries will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower or the Guarantors with respect to its capital stock), or set aside any funds for any of the foregoing purposes; and (b) the Borrower or the Guarantors will not redeem any common stock of either the Borrower or the Guarantors.

         6.4 Indebtedness.
             -------------

         Except to the Lender, the Borrower and the Guarantors will not, and will not permit any of its subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness without Lender's prior consent, at Lender's sole discretion, except (i) certain vendor financing as described in the Global SEC Reports and (ii) obligations incurred in the ordinary course of business.

         In the event that Lender consents to any loan by a third party to Borrower or any of the Guarantors which terms and conditions are more favorable to such third party in such loan than the terms and conditions of this Loan to Lender, then such consent may be given upon the condition that the terms of this Loan are amended to reflect the more favorable terms and conditions granted to the third party in the loan to be consented by Lender.

         6.5 Advances, Investments and Loans.
             --------------------------------

         The Borrower and the Guarantors will not, and will not permit any of its subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the following shall be permitted: (i) advances, investments and loans to wholly-owned subsidiaries of the Borrower or upstream advances, investments and loans to Global; (ii) extensions of credit made in the ordinary course of business in accordance with customary trade practices; (iii) capital expenditures and (iv) presently outstanding loans and investments if any, as disclosed in the Global SEC Reports.

         6.6 Transactions with Affiliates.
             -----------------------------

         Neither the Borrower nor the Guarantors will enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any affiliate other than on terms and conditions substantially as favorable to, as the case may be, the Borrower, the Guarantors or any such subsidiary as would be obtainable by the Borrower or the Guarantors at the time in a comparable arm's-length transaction with a Person other than an affiliate.

         6.7 Limitation on Issuance of Common Stock or other Securities.
             -----------------------------------------------------------

         The Borrower and the Guarantors will not, and will not permit any of its subsidiaries to, issue any common stock or other securities (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, common stock, except for (i) transfers and replacements of then outstanding shares of common stock, (ii) stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Guarantors in any class of the common stock of the any of the subsidiaries of the Borrower.

         6.8 Business.
             ---------

         Neither the Borrower nor the Guarantors will engage (directly or indirectly) in any business other than the business in which they are engaged on the date hereof.

                                   ARTICLE VII
                                    GUARANTY

         7.1 The Guarantors irrevocably and unconditionally, guarantee the full and prompt payment when due of the principal amount of and interest on the Note issued under this Agreement and of all other obligations and liabilities of the Borrower now existing or hereafter incurred under, arising out of or in connection with this Agreement and the Note and the due performance and compliance with the terms of this Agreement and the Note by the Borrower ("Guaranteed Obligations"). The Guarantors understand, agree and confirm that the Lender may enforce this guaranty obligation up to the full amount of the Guaranteed Obligations against any of them without proceeding against the Borrower. The Guarantors irrevocably and unconditionally promise to pay such Guaranteed Obligations to the Lender, or order, on demand, when due, in lawful money of the United States of America. The guaranty provided herein shall constitute a guarantee of payment and not of collection.

         7.2 The Guarantors hereby waive notice of acceptance of this guaranty obligation and notice of any liability to which it may apply, and waive presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by the Lender against, and any other notice to, any party liable thereon (including the Guarantor).

         7.3 The obligations of the Guarantors under this agreement are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Notices. All notices, requests and other communications hereunder must be in writing and delivered personally against written receipt, by facsimile transmission with answer back confirmation or mailed by prepaid first class certified mail (air mail, if faster delivery), return receipt requested, or mailed by overnight (or in the case of notices being sent or delivered outside the United States, second day) courier prepaid, to the parties at the following addresses or facsimile numbers:

                  If to Borrower or Guarantors, to:

                  100 North Biscayne Blvd, Suite 2500
                  Miami, Florida, 33132
                  Attn: Dario Echeverry and Syed Naqvi
                  Fax: (305) 371-6540

                  With a copy to:

                  Steven Weinberger, Esq.
                  c/o Phone 1, Inc.
                  100 North Biscayne Blvd, Suite 2500
                  Miami, Florida, 33132
                  Fax: (305) 371-6540

                  If to Lender, to:

                  GNB Bank Panama S.A
                  Calle 50 y Aquilino de la Guardia,
                  Torre Banco Continental, Piso 30
                  Ciudad de Panama, Panama.
                  Attn: Camilo Verastegui
                  Fax: (011-507) 215-7560

                  with a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York 10036
                  Attn: David W. Sloan, Esq.
                  Fax: (212) 969-2900


         All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 8.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the applicable facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by United States mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the tenth Business Day following mailing or upon receipt and (iv) if delivered by courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day (second Business Day in the case of notices given or sent outside the United States) following the date sent by such courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto at least ten (10) Business Days prior to the effective date of such notice.

         8.2 Entire Agreement.
             -----------------

         This Agreement, the Security Agreement and the Note supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         8.3 Independence of Representations, Warranties and Covenants.
             ----------------------------------------------------------

         All representations, warranties and covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another representation, warranty or covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

         8.4 No Third Party Beneficiary.
             ---------------------------

         The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights.

         8.5 Assignment; Binding Effect.
             ---------------------------

         This Agreement, all the rights, interest or obligation hereunder may be assigned by the other party with the prior written consent of the other party. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective permitted successors and assigns.

         8.6 Headings.
             ---------

         The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         8.7 Invalid Provisions.
             -------------------

         If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         8.8 Governing Law.
             --------------

         This Agreement has been signed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles. In the event of any claim or dispute in respect to the subject matter hereof or the rights or obligations of the parties hereto, all actions or proceedings must be exclusively brought in the United States District Court for the Southern District of New York of if such Court lacks subject matter jurisdiction, in the Supreme Court of the State of New York, County of New York. Each party waives the right to object to the exclusive jurisdiction of either such Court or the right to object to the venue of either such Court or that either such Court is an inconvenient forum. Nothing in this Agreement shall be deemed to constitute a general consent to service of process or the in personam jurisdiction of the United States District Court for the Southern District of New York, County of New York or the Supreme Court of the State of New York for legal actions or proceedings not related to the transactions contemplated by this Agreement.

         8.9 Computations.
             -------------

         All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

         8.10 Counterparts.
              -------------

         This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         8.11 Independent Advice.
              -------------------

         Lender confirms that he fully understands his rights and obligations hereunder and that he has had an opportunity to consult with such independent advisors, including counsel, as he deemed necessary or appropriate.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.


                                    PHONE1, INC.


                                    By:     /s/ Syed Naqvi
                                    Name:    Syed Naqvi
                                    Title:   Chief Financial Officer


                                    PHONE1GLOBALWIDE, INC.


                                    By:     /s/ Syed Naqvi
                                    Name:    Syed Naqvi
                                    Title:   Chief Financial Officer


                                    GLOBALTRON COMMUNICATIONS CORPORATION


                                    By:     /s/ Syed Naqvi
                                    Name:    Syed Naqvi
                                    Title:   Chief Financial Officer


                                    GNB BANK PANAMA S.A.


                                    By:     /s/ Camilo Verastegui
                                    Name:   Camilo Verastegui
                                    Title:  General Manager

             Exceptions to Representations, Warranties and Covenants
               Under Loan Agreement dated as of November 26, 2002
             (the "Loan Agreement") between Borrower, Global and GCC
             -------------------------------------------------------

         The following information qualifies and constitutes exceptions to the representations, warranties and covenants made by Borrower, Global and GCC under the Loan Agreement. Terms not otherwise defined herein shall have the respective meanings assigned to them in the Loan Agreement.

1.       Section 4.2
         -----------

               Borrower has a 51% equity interest in Phone1Smart LLC, a Florida limited liability company.

2.       Section 4.7
         -----------

              See Schedule 4.6 to the Loan Agreement.

3.       Section 4.14
         ------------

              Office equipment, office furniture, computer equipment and similar tangible assets are leased and not owned.

4.       Sections 4.15 and 4.16
         ----------------------

              FireSign lawsuit described on Schedule 4.6 to the Loan Agreement.

5.       Section 6.1
         -----------

              Qualified by Liens disclosed in the Global SEC Reports as of the date hereof.

6.       Section 6.4
         -----------

              Indebtedness existing on the date hereof and disclosed in the Global SEC Reports.

7.       Section 6.7
         -----------

         (a) Exception for issuance of shares disclosed as being reserved for issuance in Global SEC Reports filed prior to the date hereof.

         (b) Exception as to 50,000 shares issuable to Jaime Rojas under proposed settlement with Singer Products and Rojas described on
              Schedule 4.6 to the Loan Agreement.

                                  SCHEDULE 4.6
                 TO LOAN AGREEMENT DATED AS OF NOVEMBER 26, 2002
                 BETWEEN PHONE1GLOBALWIDE INC. PHONE1, INC. AND
                     GLOBALTRON COMMUNICATIONS CORPORATION

A.       FireSign Lawsuit (logo).

B. Lawsuits in the ordinary course of business that are not, individually or in the aggregate, expected to have a material adverse effect on the Borrower, Global and/or GCC.

C.       Threatened Claims:

         o Jacob Gittman - Employment compensation dispute where Gittman is seeking damages for alleged breach of terms of employment.

         o  Eric Frizza - seeking 1.5% ownership of Phone1, Inc.

         o CPQD has claimed $200,000 arising out of a Settlement Agreement disclosed in the Global SEC Reports.

         o Singer Products and Jaime Rojas - Rojas and Singer have indicated a willingness to settle all claims and deliver mutual releases in exchange for $50,000 and 50,000 shares of Global restricted stock. This matter arises under a Services Agreement dated as of July 11, 2000 between GCC and Singer Products Inc.

         o Third-party claims arising out of relationship with FireSign Rosen Baker currently believed to be approximately $40,000.

                                  SCHEDULE 4.9
                 TO LOAN AGREEMENT DATED AS OF NOVEMBER 26, 2002
                 BETWEEN PHONE1GLOBALWIDE INC. PHONE1, INC. AND
                     GLOBALTRON COMMUNICATIONS CORPORATION

         Approximately $450,000 in property taxes has been accrued but remains unpaid to Miami-Dade County.